EXHIBIT 99.7

AMENDMENT TO EMPLOYMENT AGREEMENT

THIS AMENDMENT TO EMPLOYMENT AGREEMENT dated as of December 2, 2005 (this "Amendment"), is entered into by and between Michel Urich (hereinafter called "Employee"), and Genius Products, Inc. (hereinafter the "Employer"), with reference to the following:

RECITALS

WHEREAS, Employee and Employer entered into that certain Employment Agreement made as of July 23, 2005 (the “Employment Agreement”);

WHEREAS, Employee and Employer desire by this Amendment to amend the Employment Agreement in order to, among other things, (a) revise the terms of the Employment Agreement, and (b) further amend, modify and supplement the Employment Agreement as set forth herein.

NOW, THEREFORE, in consideration of good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties to this Amendment, Employee and Employer hereby agree as follows:

1. Recitals.

The Recitals set forth above are incorporated as though set forth in full.

2. Services; Title.

Section 1 is modified to provide that Employees title is “Executive Vice President and General Counsel.”

3. Compensation, Benefits and Reviews.

Section 2(a) is modified to provide for a salary of $190,000.00 per year.

Section 2(b) is modified to state, “pay Employee a year-end performance bonus in the form of cash as well as stock options of Genius Products, Inc. Common Stock, commensurate with other Executive Vice Presidents of Employer.”

A new clause (h) is added to Section 2 of the Employment Agreement and reads, “Pay employee a car allowance of $800 per month.”

4. Term and Termination.

The first paragraph of Section 3 is modified to state, “The term of this Agreement may be terminated “at will” by Employer at any time and for any reason or for no reason. In the event Employee shall be terminated by Employer without “Cause,” Employer shall provide Employee with the compensation required by clause (a) of Paragraph 2 of this Agreement as of the termination date for a twelve (12) month period (the “Severance Period”) following the date of such termination, and, in addition, at Employer’s discretion, either pay for the health insurance required by clause (e) of Paragraph 2 of this Agreement during the Severance period or pay Employee the value of such health insurance for the severance period (“Severance”) plus all accrued but unpaid salary and vacation time to the date of termination, with the 12 months salary portion of all such Severance payable in cash in a lump sum (less deductions required by law) due immediately upon termination. Upon termination of Employee's employment with Employer for Cause, Employer shall be under no further obligation to Employee for salary or other compensation except to pay all accrued but unpaid salary and accrued vacation time to the date of termination.

Other than the above, Section 3 shall remain the same in all respects, however, a new third paragraph shall be inserted which states, “In the event Employer moves its primary offices to a location more than fifty (50) miles from its current location, and Employee is required to be present at Employer’s new primary offices on a regular basis more than two (2) days per week during any 30 day period, or fails to pay Employee for hotel expenses when Employee deems it necessary to stay at a hotel for business purposes near the new primary offices, Employee may deem this to be a termination without “Cause” as provided for by this Section 3. “Regular basis” shall not be deemed to commence for the first thirty (30) days following any change in control of Employer, or the first thirty (30) days following the move of the primary offices.

5. The word “any” in Section 2(e)(iii) is changed to the word “all”.

6. Original Agreement. Except as specifically herein amended, the Employment Agreement is and shall remain in full force and effect according to the terms thereof. In the event of any conflict between the Employment Agreement and this Amendment, this Amendment shall control.

7. Entire Agreement. This Amendment coupled with the Employment Agreement contain the entire agreement between Employer and Employee relating to Employee’s employment with Employer, and they supersede all previous agreements, whether oral or written.

8. Counterparts. This Amendment may be executed in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.

IN WITNESS WHEREOF, this Amendment has been executed by the parties as of the date first referenced above.

"Employee"

/s/ Michel Urich
Michel Urich

"Employer"
Genius Products, Inc.
By: /s/ Trevor Drinkwater

Its: Chief Executive Officer

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